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                                                        Exhibit 10.03
                                                        -------------


                              ICON HOLDINGS CORP.
                                PROMISSORY NOTE

$233,000                                                New York, New York
                                                        as of August 20, 1996

     FOR VALUE RECEIVED, ICON HOLDINGS CORP., a Delaware Corporation (the "Company"), hereby promises to pay to the order of WARRENTON CAPITAL PARTNERS L.L.C. or its assigns (the "Lender") the principal sum of Two Hundred Thirty-Three Thousand and 00/100 Dollars ($233,000.00) plus 12.5% interest per annum, from the date principal is advanced hereunder until paid in full, computed on the basis of a 360 day year consisting of twelve months of thirty days each. The principal sum hereunder shall be paid, together with accrued interest thereon, by no later than August 31, 2001.

     This Promissory Note may be prepaid, in whole or in part, without penalty or premium and without the Lender's consent. Any partial prepayments on this Promissory Note shall be applied to installments of principal in reverse order of their maturity.

     The obligations of the Company on this Promissory Note exist in pari passu with the promissory note, dated as of the date hereof, between the Company and Summit Asset Holding L.L.C. (the "Summit Note"), as and to the extent described in the ICON Holdings Corp. Shareholders Agreement dated as of the date hereof (the "Shareholders Agreement"). Any amounts received hereon by Lender not consistent with the Shareholders Agreement as it relates to this Promissory Note shall be received in trust by the Lender and promptly paid by the Lender to Summit Asset Holding L.L.C. In the event of insolvency, bankruptcy or liquidation of the Company, this Promissory Note shall be subordinate in right of payment to the $1,200,000 Promissory Note between the Company and the Lender and to the Summit Note to the extent the remaining outstanding principal balance on the Summit Note is greater than $233,000, it being understood that if the remaining outstanding principal balance on Summit Note is less than or equal to $233,000, this note shall be equal in priority to the Summit Note.

     This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York and applicable federal law.

                                        ICON Holdings Corp.

                                        By: /s/ Beaufort J.B. Clarke
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                                                Beaufort J.B. Clarke, President